UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2016 (September 15, 2016)

MEMORIAL RESOURCE DEVELOPMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36490	46-4710769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1800 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger described in Item 2.01 below, on September 16, 2016, all outstanding obligations in respect of principal, interest and fees under that certain Amended and Restated Credit Agreement, dated as of June 18, 2014 (the “Credit Agreement”), by and among Memorial Resource Development Corp. (the “Company” or “MRD”), as borrower, Bank of America, N.A., as administrative agent and collateral agent, and the other lenders and financial institutions party thereto, as amended, were repaid and the Credit Agreement was terminated.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 16, 2016, the Company became a wholly owned subsidiary of Range Resources Corporation, a Delaware corporation (“Range”), as a result of the merger of Medina Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Range (“Merger Sub”), with and into the Company, with the Company continuing as the surviving entity (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of May 15, 2016 (the “Merger Agreement”), by and among the Company, Range and Merger Sub.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of MRD common stock, par value $0.01 per share (“MRD Common Stock”), other than certain shares held by MRD, Range, Merger Sub and any of their respective wholly owned subsidiaries, was converted into the right to receive 0.375 of a share of Range common stock, par value $0.01 per share (such common stock, “Range Common Stock,” and such consideration, the “Merger Consideration”), or, in the case of fractional shares of Range Common Stock, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Range Common Stock multiplied by (ii) $41.0766 per share, which is the volume weighted average price of Range Common Stock for the five consecutive trading days immediately prior to the closing date of the Merger, as reported on Bloomberg L.P. In addition, immediately prior to the Effective Time, each outstanding share of restricted MRD Common Stock issued pursuant to the Company’s 2014 Long-Term Incentive Plan (the “MRD Restricted Stock”) vested and at the Effective Time was converted into the right to receive the Merger Consideration.

The foregoing description of the Merger Agreement and the Merger is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2016 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified the NASDAQ that trading in MRD Common Stock should be suspended and the listing of MRD Common Stock on the NASDAQ should be removed. The trading of MRD Common Stock on the NASDAQ was suspended before the opening of the market on September 16, 2016. The Company also requested that the NASDAQ file with the SEC an application on Form 25 to delist and deregister the MRD Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Furthermore, the Company intends to file with the SEC a Form 15 requesting that the reporting obligations of the Company under Sections 13(a) and 15(d) of the Exchange Act be suspended as soon as practicable.

Item 3.03. Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, (i) each outstanding share of MRD Common Stock was converted into the right to receive the Merger Consideration and (ii) each outstanding share of MRD Restricted Stock vested immediately prior to the Effective Time and was converted into the right to receive the Merger Consideration.

As of the Effective Time, holders of MRD Common Stock immediately prior to the Effective Time ceased to have any rights as stockholders of the Company (other than the right to receive the Merger Consideration or as otherwise provided by the Merger Agreement or by law).

The information set forth in Items 2.01, 3.01 and 5.01 is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

A change of control of the Company occurred on September 16, 2016 upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, at which time Merger Sub merged with and into the Company, with the Company continuing to exist as a Delaware corporation.

As a result of the Merger, the Company became a wholly owned subsidiary of Range, with Range owning all MRD Common Stock.

The information set forth in Items 2.01 and 3.03 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, and in accordance with the Merger Agreement, each member of the board of directors of the Company (the “MRD Board”) resigned from the MRD Board and ceased to be a director of the Company. These directors are Tony R. Weber, Jay C. Graham, Scott A. Gieselman, Kenneth A. Hersh, Robert A. Innamorati, Carol L. O’Neill and Pat Wood, III. These resignations were required by the Merger Agreement and were not a result of any disagreements between the Company and the directors on any matter relating to the Company’s operations, policies or practices. Pursuant to the terms of the Merger Agreement, Robert A. Innamorati became a member of the board of directors of Range as of the Effective Time.

At the Effective Time, each of the following officers of the Company was terminated without cause and ceased to be an officer of the Company: Jay C. Graham, Andrew J. Cozby, Larry R. Forney, Kyle N. Roane, Gregory M. Robbins and Dennis G. Venghaus.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, at the Effective Time, the Amended and Restated Certificate of Incorporation of the Company was amended and restated as set forth in Exhibit 3.1, and as so amended and restated became the certificate of incorporation of the surviving entity in the Merger (the “Surviving Corporation Certificate of Incorporation”).

The foregoing disclosures are qualified in their entirety by reference to the Surviving Corporation Certificate of Incorporation, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 15, 2016, the Company held a special meeting of the Company’s stockholders (the “MRD Special Meeting”) at which the Company’s stockholders (i) approved and adopted the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger; (ii) approved on an advisory (non-binding) basis the compensation to be paid or become payable to the Company’s named executive officers in connection with the Merger; and (iii) approved the adjournment of the MRD Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there were not sufficient votes at the time of the MRD Special Meeting to approve the first proposal listed above.

The proposals submitted to the Company’s stockholders at the MRD Special Meeting are described in detail in the Company’s definitive proxy statement filed with the SEC on August 10, 2016. The final results regarding each proposal are set forth below:

1. The proposal to approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, was approved by the following vote:

For	Against	Abstain
174,131,324	3,093,772	398,502

2. The proposal to approve, on an advisory (non-binding) basis, the compensation to be paid or become payable to the Company’s named executive officers in connection with the Merger was approved by the following vote:

For	Against	Abstain
174,832,349	1,432,698	1,358,551

3. The proposal to approve the adjournment of the MRD Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there were not sufficient votes at the time of the MRD Special Meeting to approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, was approved by the following vote:

For	Against	Abstain
172,323,116	5,121,954	178,528

There were no broker non-votes cast with respect to Proposals No. 1, 2 or 3.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Surviving Corporation Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL RESOURCE DEVELOPMENT CORP.

Date: September 16, 2016	By:	/s/ Kyle N. Roane
Kyle N. Roane
Senior Vice President, General Counsel & Corporate Secretary

Exhibit Index

(d)	Exhibits

3.1	Surviving Corporation Certificate of Incorporation.